Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234107

Prospectus Supplement
(To prospectus dated October 15, 2019)

Up to $35,412,500

Common Stock

We have entered into an amendment (the “Amendment”) dated February 3, 2021 to the Open Market Sale AgreementSM, dated August 5, 2020 (the “Original Sale Agreement”), as amended by Amendment No. 1 to the Open Market Sale AgreementSM, dated November 5, 2020 (“Amendment No. 1” and together with the Original Sale Agreement and the Amendment, the “Sale Agreement”), with Jefferies LLC (“Jefferies”), relating to the sale of shares of our common stock, par value $0.0001 per share (the “common stock”), to increase the maximum aggregate offering price of the shares of common stock that we may issue and sell from time to time under the Sale Agreement from $70,000,000 to $105,412,500. This prospectus supplement only relates to the $35,412,500 of additional shares of common stock that we may issue and sell from time to time under the Sale Agreement as a result of this increase. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate market value of $63,597,222 under the Sale Agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market or any other existing trading market for our common stock. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of common stock sold under the Sale Agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “ADMA.” On February 1, 2021, the last reported sale price of our common stock on the Nasdaq Global Market was $2.45 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is February 3, 2021.

Prospectus Supplement

Prospectus

For further information regarding us and our financial information, you should refer to our recent filings with the Securities and Exchange Commission (the “SEC”). See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor Jefferies have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-234107) that we initially filed with the SEC on October 4, 2019, and that was declared effective by the SEC on October 15, 2019. This document is in two parts. The first part is this prospectus supplement describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Documents by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and Jefferies has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the dates on the front of the respective documents and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

ADMA’s name and logo are either registered trademarks or trademarks of ADMA Biologics, Inc. in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “ADMA,” “we,” “us,” “our” or similar references mean ADMA Biologics, Inc., a Delaware corporation, and its wholly owned subsidiaries, ADMA Plasma Biologics, Inc., a Delaware corporation (“ADMA Plasma Biologics”), ADMA BioCenters Georgia, Inc., a Delaware corporation (“ADMA BioCenters”), and ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA BioManufacturing”).

This prospectus supplement includes our trademarks, trade names and service marks, such as “BIVIGAM®,” “ASCENIVTM” and “Nabi-HB®,” which are protected under applicable intellectual property laws and are the property of ADMA Biologics, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “continue,” “will,” or the negative thereof, or other variations or comparable terminology, although some forward-looking statements are expressed differently. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. These statements include statements about:

•	our intended use of the proceeds derived from this offering;

•	our ability to manufacture BIVIGAM and ASCENIV on a commercial scale and commercialize these products as a result of their approval by the U.S. Food and Drug Administration (the “FDA”) in 2019;

•	our plans to develop, manufacture, market, launch and expand our commercial infrastructure and commercialize our current and future products and the success of such efforts;

•	the safety, efficacy and expected timing of and our ability to obtain and maintain regulatory approvals for our current products and product candidates, and the labeling or nature of any such approvals;

•	the achievement of or expected timing, progress and results of clinical development, clinical trials and potential regulatory approvals for our product candidates;

•	our dependence upon our third-party customers and vendors and their compliance with applicable regulatory requirements;

•	our belief that we have addressed the delays experienced with final drug product GMP release testing by our third-party vendors by adding additional release testing laboratories to our FDA-approved consortium listed in our drug approval documents;

•	our ability to obtain adequate quantities of FDA-approved plasma with proper specifications;

•	our plans to increase our supplies of source plasma, which include plasma collection center expansion and reliance on third-party supply agreements as well as any extensions to such agreements;

•	the potential indications for our products and product candidates;

•	potential investigational new product applications;

•	the acceptability of any of our products, including BIVIGAM, ASCENIV, and Nabi-HB, for any purpose, including FDA-approved indications, by physicians, patients or payers;

•	our plans to evaluate the clinical and regulatory paths to grow the ASCENIV franchise through expanded FDA-approved uses;

•	federal, state and local regulatory and business review processes and timing by such governmental and regulatory agencies of our business and regulatory submissions;

•	concurrence by the FDA with our conclusions concerning our products and product candidates;

•	the comparability of results of our hyperimmune and immune globulin products to other comparably run hyperimmune and immune globulin clinical trials;

•	the potential for BIVIGAM and ASCENIV to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease, Primary Humoral Immunodeficiency Disease or other immune deficiencies or any other condition for which the products may be prescribed or evaluated;

•	our ability to market and promote Nabi-HB in a highly competitive environment with increasing competition from other antiviral therapies and to generate meaningful revenues from this product;

•	our intellectual property position and the defense thereof, including our expectations regarding the scope of patent protection with respect to ASCENIV or other future pipeline product candidates;

•	our manufacturing capabilities, third-party contractor capabilities and vertical integration strategy;

•	our plans related to the expansion of our manufacturing capacity, yield improvements, supply chain robustness, distribution and other collaborative agreements and the success of such endeavors;

•	our estimates regarding revenues, expenses, capital requirements, timing to profitability and the need for and availability of additional financing;

•	possible or likely reimbursement levels for our currently marketed products;

•	estimates regarding market size, projected growth and sales of our existing products as well as our expectations of market acceptance of BIVIGAM and ASCENIV;

•	effects of the coronavirus COVID-19 pandemic on our business, financial condition, liquidity and results of operations, and our ability to continue operations in the same manner as previously conducted prior to the macroeconomic effects of the COVID-19 pandemic;

•	future domestic and global economic conditions or performance; and

•	expectations for future capital requirements.

Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed therein. We express our estimates, expectations, beliefs, and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s estimates, expectations, beliefs, or projections will be achieved or accomplished. Important factors that could cause actual results to differ materially from those discussed in our forward-looking statements are discussed in “Risk Factors,” beginning on page S-9 of this prospectus supplement; Part I, Item 1A. Risk Factors of our Form 10-K for the year ended December 31, 2019 (the “2019 10-K”); Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our 2019 10-K; Part II, Item 1A. Risk Factors of our Form 10-Q for the quarter ended September 30, 2020; and other parts of this prospectus.

Any forward-looking statement speaks only as to the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the section titled “Risk Factors” in this prospectus supplement beginning on page S-9 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

We are an end-to-end commercial biopharmaceutical and specialty immunoglobulin company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. Our targeted patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disorder or who may be immune-suppressed for medical reasons.

We currently have three products with FDA approval, all of which are currently marketed and commercially available: (i) BIVIGAM (Immune Globulin Intravenous, Human), an Intravenous Immune Globulin (“IVIG”) product indicated for the treatment of Primary Humoral Immunodeficiency (“PI”), also known as Primary Immunodeficiency Disease (“PIDD”), and for which we received FDA approval on May 9, 2019 for the commercial re-launch of the product and commenced the re-launch in August 2019; (ii) ASCENIV (Immune Globulin Intravenous, Human – slra 10% Liquid), previously referred to as RI-002, an IVIG product indicated for the treatment of PI, for which we received FDA approval on April 1, 2019 and commenced first commercial sales in October 2019; and (iii) Nabi-HB (Hepatitis B Immune Globulin, Human), which is indicated for the treatment of acute exposure to blood containing Hepatitis B surface antigen (“HBsAg”) and other listed exposures to Hepatitis B. We seek to develop a pipeline of plasma-derived therapeutics, including a product based on our most recently approved patent application under U.S. Patent No. 10,259,865 related to methods of treatment and prevention of S. pneumonia infection for an immunoglobulin manufactured to contain standardized antibodies to numerous serotypes of S. pneumonia.

We manufacture our products at an FDA-licensed, 400,000-liter annual capacity plasma fractionation and purification facility located in Boca Raton, Florida (the “Boca Facility”). Based on current production yields, we believe this facility has the potential to produce quantities of our immune globulin (“IG”) products capable of generating more than $250 million in annual revenue as we ramp-up production over the next three to five years. Our products and product candidates are intended to be used by physician specialists focused on caring for immune-compromised patients with or at risk for certain infectious diseases.

Through our ADMA BioCenters subsidiary, we currently operate as an FDA-approved source plasma collection organization and have several facilities located in the U.S. This business unit, which we refer to as our Plasma Collection Centers business segment, provides us with a portion of our blood plasma for the manufacture of our products and product candidates, and also allows us to sell certain quantities of source plasma to others for further manufacturing. As a part of our planned supply chain robustness initiative, we opened a new plasma collection center on June 30, 2020 for which an FDA license is currently pending, and we now have six plasma collection centers in various stages of approval and development, including two that are fully operational and collecting plasma. After giving effect to the year-to-date progress with our plasma collection network expansion, we believe we remain on track to achieve our previously stated objective of opening five to 10 plasma collection centers in the U.S. during the next three to five years. A typical plasma collection center, such as those operated by ADMA BioCenters, can collect approximately 30,000 to 50,000 liters of source plasma annually, which may be sold for different prices depending upon the type of plasma, quantity of purchase and market conditions at the time of sale. Plasma collected from ADMA BioCenters’ facilities that is not used to manufacture our products or product candidates is sold to third-party customers in the U.S. and in other locations outside the U.S. where we are approved under supply agreements or in the open “spot” market.

We also sell plasma-derived intermediate fractions to certain customers, which are generated as part of our FDA-approved manufacturing process for IG and IVIG products. In January 2020, we announced our entry into a five-year manufacturing and supply agreement to produce and sell these intermediate by-products, which are used as the starting raw material to produce other plasma-derived biologics. In addition, from time to time we provide contract manufacturing and testing services for certain clients.

Our Products

BIVIGAM

BIVIGAM is a plasma-derived IVIG that contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PI patients against serious infections. BIVIGAM is a purified, sterile, ready-to-use preparation of concentrated human Immunoglobulin G antibodies indicated for the treatment of PI, a group of genetic disorders. This includes, but is not limited to, the humoral immune defect in common variable immunodeficiency, X-linked agammaglobulinemia, congenital agammaglobulinemia, Wiskott-Aldrich syndrome and severe combined immunodeficiency. These PIs are a group of genetic disorders. Based on recent estimates, these disorders are no longer considered to be very rare, with as many as one in every 1,200 people in the United States having some form of PI. BPC Plasma, Inc. (formerly Biotest Pharmaceuticals Corporation) had originally received FDA approval for BIVIGAM on December 19, 2012, prior to our acquisition of the Boca Facility and related assets on June 6, 2017, and product sales had commenced in the first quarter of 2013. On May 9, 2019, the FDA approved the Prior Approval Supplement (the “PAS”) for the use of our IVIG manufacturing process, thereby enabling us to re-launch and commercialize this product in the United States. We resumed production of BIVIGAM during the fourth quarter of 2017 and commercial production is ongoing, using our FDA-approved IVIG manufacturing process under U.S. Department of Health and Human Services (“HHS”) License No. 2019. The commercial re-launch and first commercial sales for this product commenced in August of 2019.

ASCENIV

ASCENIV is a plasma-derived IVIG that contains naturally occurring polyclonal antibodies, which are proteins that are used by the body’s immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease. We manufacture ASCENIV under HHS License No. 2019 using a process known as fractionation. As part of our proprietary manufacturing process for ASCENIV, we leverage our unique, patented plasma donor screening methodology and tailored plasma pooling design, which blends normal source plasma and plasma from donors tested to have high levels of neutralizing antibody titers to respiratory syncytial virus (“RSV”) using our proprietary microneutralization testing assay. We are able to identify the high titer or “hyperimmune” plasma that meets our internal and required specifications for ASCENIV with our patented testing methods and assay. This type of high titer plasma is typically found in less than 10% of the total donor collection samples we test.

ASCENIV is approved for the treatment of PIDD, a class of inherited genetic disorders that causes a deficient or absent immune system in adults and adolescents (12 to 17 years of age). ASCENIV has been issued a permanent, product-specific J-code by the Centers for Medicare and Medicaid Services. Under the Healthcare Common Procedure Coding System, the J-Code (J1554) will become effective April 1, 2021 and will replace the currently issued C-code for ASCENIV (C9072, which can continue to be utilized in the interim for reimbursement purposes). Permanent J-codes are used by commercial insurers and government payers to standardize claims submissions and reimbursements for medications, such as ASCENIV, that are administered by a healthcare professional in an outpatient setting. While not a guarantee of payment, these codes enable timely claims adjudication and processing, and consequently facilitate a simplified pathway to prescription, administration and ultimately patient utilization. Our pivotal Phase 3 clinical trial in 59 PIDD patients met the primary endpoint of no Serious Bacterial Infections reported during 12 months of treatment. Secondary efficacy endpoints further demonstrated the benefits of ASCENIV in the low incidence of infection, therapeutic antibiotic use, days missed from work/school/daycare and unscheduled medical visits and hospitalizations. We believe this clinical data together with the FDA approval for the treatment of PIDD better positions ADMA to further evaluate ASCENIV in immune-compromised patients infected with or at-risk for RSV infection. We plan to work with the FDA and the immunology and infectious disease community to design a clinical trial to evaluate the use of ASCENIV in this patient population in the near future. Commercial sales of ASCENIV commenced in October of 2019.

Nabi-HB

Nabi-HB is a hyperimmune globulin that is rich in antibodies to the Hepatitis B virus. Nabi-HB is a purified human polyclonal antibody product collected from plasma donors who have been previously vaccinated with a Hepatitis B vaccine. Nabi-HB is indicated for the treatment of acute exposure to blood containing HBsAg, prenatal exposure of infants born to HBsAg-positive mothers, sexual exposure to HBsAg-positive persons and household exposure to persons with acute Hepatitis B virus infection in specific, listed settings. Hepatitis B is a potentially life-threatening liver infection caused by the Hepatitis B virus. It is a major global health problem. It can cause chronic infection and puts people at high risk of death from cirrhosis and liver cancer. Nabi-HB has a well-documented record of long-term safety and effectiveness since its initial market introduction. The FDA approved Nabi-HB on March 24, 1999. Production of Nabi-HB at the Boca Facility has continued under our leadership since the third quarter of 2017. In early 2018, we received authorization from the FDA for the release of our first commercial batch of Nabi-HB for commercial distribution in the U.S. and we continue to manufacture Nabi-HB under HHS License No. 2019.

Certain Preliminary Financial Results as of December 31, 2020

Based upon the Sale Agreement, our current projected revenue and expenditures, including capital expenditures and continued implementation of our commercialization, expansion activities and the proceeds from this offering, as well as certain other assumptions, we currently believe that our cash, cash equivalents, projected revenue and accounts receivable will be sufficient to fund our operations, as currently conducted, now into the fourth quarter of 2021. Our preliminary, unaudited revenues for the fourth quarter 2020 and for the full year 2020, were $13.9 million and $42.2 million of revenues, respectively. Additionally, as of December 31, 2020, our preliminary, unaudited cash and cash equivalents totaled $55.9 million. In order to have sufficient cash to fund our operations thereafter, we anticipate we will need to raise additional capital before the end of the fourth quarter of 2021. We have prepared these estimates on the basis of currently available information; however these estimates are preliminary and are subject to completion of financial closing procedures that could result in changes to these amounts and do not present all information necessary for an understanding of our results of operations for the fourth quarter or full year 2020. These preliminary estimates have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, CohnReznick LLP, has not audited or reviewed, and does not express an opinion with respect to, these estimates. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2020. Additionally, these estimates may change based upon several factors, including the success of our commercial sales of our products, manufacturing ramp-up activities, the acceptability of our immune globulin products by physicians, patients or payers and the various financing options that may be available to us. In addition, our end-to-end production cycle from procurement of raw materials to commercial release of finished product can take between seven and 12 months or potentially longer, requiring substantial investments in raw material plasma and other manufacturing materials. See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference.

Corporate Information

ADMA Biologics, Inc. was founded on June 24, 2004 as a New Jersey corporation and re-incorporated in Delaware on July 16, 2007. We operate through our wholly-owned subsidiaries ADMA Plasma Biologics, ADMA BioManufacturing and ADMA BioCenters. ADMA BioManufacturing was formed in January 2017 to facilitate the acquisition of BTBU. ADMA BioCenters is the Company’s source plasma collection business that operates in the U.S.

We maintain our headquarters at 465 State Route 17, Ramsey, NJ 07446. Our telephone number is (201) 478-5552. Our Florida campus is located at 5800 Park of Commerce Boulevard, Northwest, Boca Raton, FL 33487. The Florida telephone number is (561) 989-5800. We maintain a website at www.admabiologics.com; however, the information on, or that can be accessed through, our website is not part of this prospectus supplement. This prospectus supplement and all of our filings under the Exchange Act, including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge through our website on the date we file those materials with, or furnish them to, the SEC. Such filings are also available to the public on the SEC’s website at www.sec.gov.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $35,412,500 pursuant to the Amendment.

Common stock to be outstanding immediately after the offering:	Up to 14,454,081 shares, assuming the sale of $35,412,500 of shares of our common stock in this offering at a price of $2.45 per share, which was the closing price of our common stock on the Nasdaq Global Market on February 1, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies LLC. See “Plan of Distribution” beginning on page S-14.

Use of proceeds:	We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include (i) the procurement of raw materials for the manufacturing of BIVIGAM and ASCENIV; (ii) the ongoing commercial sales of our IVIG products; (iii) expanding the manufacturing capacity of our Boca Facility, including supply chain functions, and enhancing the robustness of our supply chain operations; (iv) expanding our plasma collection facility network; and (v) research and development and business development opportunities. See “Use of Proceeds” on page S-11 for more information.

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-9, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Market symbol:	“ADMA”

The number of shares of our common stock to be outstanding immediately after this offering is based on 89,616,176 shares of common stock outstanding as of September 30, 2020, and excludes:

•	6,938,351 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, at a weighted-average exercise price of $4.41 per share, of which no shares of common stock were subsequently issued upon the exercise of stock options after September 30, 2020;

•	50,000 shares of common stock issuable upon the exercise of stock options granted after September 30, 2020, with a weighted-average exercise price of $2.20 per share;

•	24,106,104 shares of common stock offered and sold under the Sale Agreement after September 30, 2020;

•	331,000 shares of common stock issuable upon the vesting of restricted stock units;

•	2,138,160 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2020, at a weighted-average exercise price of $3.81 per share; and

•	2,643,817 shares of common stock reserved for future awards under our equity incentive plans as of September 30, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information in Item 1A. “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case contained in our 2019 10-K and our Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be affected negatively. In that event, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we do not believe are material may also affect our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to this Offering

Our management will have broad discretion to use the net proceeds from this offering, and our investment of these proceeds pending any such use may not yield a favorable return.

Our management will have broad discretion as to the use of the net proceeds from this offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for ADMA.

You may experience future dilution as a result of future issuances of common stock, including through equity offerings.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock in this offering will be substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on an assumed public offering price of $2.45 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on February 1, 2021, you will experience immediate dilution of $1.49 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed public offering price.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The prices per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future issuances of common stock could further depress the market for our common stock. We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may include sales of significant amounts of common stock to strategic investors, and which common stock may be subject to registration rights. The sale or the proposed sale of substantial amounts of our common stock or other equity securities in the public markets or in private transactions may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock. In addition, we have a significant number of shares of restricted stock, restricted stock units, and stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock, which could impair your ability to sell any shares of common stock that you purchase in this offering at prices above the price you pay in this offering and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We have never paid and do not intend to pay cash dividends in the foreseeable future. As a result, capital appreciation, if any, will be your sole source of gain.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us from paying dividends. For example, the Perceptive Credit Agreement prohibits us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

Pursuant to the Amendment, we may issue and sell shares of our common stock having aggregate sales proceeds of up to $35,412,500 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include (i) the procurement of raw materials for the manufacturing of BIVIGAM and ASCENIV; (ii) the ongoing commercial sales of our IVIG products; (iii) expanding the manufacturing capacity of our Boca Facility, including supply chain functions, and enhancing the robustness of our supply chain operations; (iv) expanding our plasma collection facility network; and (v) research and development and business development opportunities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of commercial sales of BIVIGAM and ASCENIV, expansion of our manufacturing capacity and supply chain functions and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and our current debt agreements preclude us from paying dividends. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of September 30, 2020, we had net tangible book value of approximately $65.2 million, or approximately $0.73 per share, based on an aggregate of 89,616,176 shares of our common stock outstanding as of that date. Historical net tangible book value per share represents the amount of total tangible assets, less total liabilities, divided by the outstanding number of shares of our common stock. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

Without taking into account any other changes in net tangible book value after September 30, 2020, after giving effect to the assumed sale by us of shares of our common stock pursuant to the Amendment in the aggregate amount of $35,412,500 at an assumed public offering price of $2.45 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on February 1, 2021, and after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2020 would have been approximately $99.5 million, or approximately $0.96 per share. This represents an immediate increase in net tangible book value of approximately $0.23 per share to existing stockholders and an immediate dilution in net tangible book value of $1.49 per share to investors in this offering. The following table illustrates this per share:

Assumed public offering price per share		$2.45
Historical net tangible book value per share as of September 30, 2020	$0.73
Increase in net tangible book value per share attributable to new investors	$0.23
As adjusted net tangible book value per share after this offering		$0.96
Dilution per share to new investors purchasing shares in this offering		$1.49

The number of shares of our common stock to be outstanding immediately after this offering is based on 89,616,176 shares of common stock outstanding as of September 30, 2020, and excludes:

•	6,938,351 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, at a weighted-average exercise price of $4.41 per share, of which no shares of common stock were subsequently issued upon the exercise of stock options after September 30, 2020;

•	24,106,104 shares of common stock offered and sold under the Sale Agreement after September 30, 2020;

•	50,000 shares of common stock issuable upon the exercise of stock options granted after September 30, 2020, with a weighted-average exercise price of $2.20 per share;

•	331,000 shares of common stock issuable upon the vesting of restricted stock units;

•	2,138,160 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2020, at a weighted-average exercise price of $3.81 per share; and

•	2,643,817 shares of common stock reserved for future awards under our equity incentive plans as of September 30, 2020.

To the extent that any of these outstanding options are exercised at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors.

PLAN OF DISTRIBUTION

We entered into that certain Open Market Sale AgreementSM on August 5, 2020 (the “Original Sale Agreement”), with Jefferies LLC (“Jefferies”), under which we could offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. We entered into an amendment (“Amendment No. 1”) to the Original Sale Agreement on November 5, 2020 to increase the maximum aggregate offering price of the shares of common stock that we may issue and sell from time to time pursuant thereto from $50,000,000 to $70,000,000. On February 3, 2021, we entered into an amendment (the “Amendment” and together with the Original Sale Agreement and Amendment No. 1, the “Sale Agreement”) to the Original Sale Agreement, as amended by Amendment No. 1, to increase the maximum aggregate offering price of the shares of common stock that we may issue and sell from time to time under the Sale Agreement from $70,000,000 to $105,412,500. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate market value of $63,597,222 under the Sale Agreement. We may offer and sell pursuant to the Amendment and this prospectus supplement additional shares of common stock having an aggregate market value of $35,412,500.

Each time we wish to issue and sell our shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Original Sale Agreement, in an amount not to exceed $50,000 and have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Amendment in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $50,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Global Market on the day following each day on which our shares of common stock are sold by Jefferies under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and Jefferies may each terminate the Sale Agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Original Sale Agreement and of Amendment No. 1 is filed as an exhibit to our Form 10-Q for the quarter ended June 30, 2020 and September 30, 2020, respectively, and a copy of the Amendment is filed as an exhibit to a current report on Form 8-K, dated as of the date of this prospectus supplement, each filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own accounts or for the accounts of its respective customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. Jefferies is being represented by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of our internal control over financial reporting as of December 31, 2019 have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Many of our SEC filings are available to the public from the SEC’s website: www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact us at the following address or telephone number: ADMA Biologics, Inc. 465 Route 17, Ramsey, New Jersey 07446, Attention: Brian Lenz, Executive Vice President and Chief Financial Officer, (201) 478-5552 .. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus. You may also obtain reports, statements or other information that we file with the SEC by accessing our website at www.admabiologics.com, under the Investors tab, SEC Filings. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, including the information specifically incorporated by reference therein from our definitive proxy statement for our 2020 annual meeting of stockholders;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020; for the quarter ended June 30, 2020, filed on August 5, 2020; and for the quarter ended September 30, 2020, filed on November 5, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2020, February 7, 2020, February 11, 2020 (both reports), February 24, 2020, March 5, 2020, March 20, 2020, April 3, 2020, April 21, 2020, April 28, 2020, May 1, 2020, May 21, 2020, May 27, 2020, June 18, 2020, July 6, 2020, September 3, 2020, December 9, 2020, December 16, 2020, January 4, 2021, January 26, 2021 and February 1, 2021 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our common stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on November 5, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 13, 2020.

All documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS

_______________

$200,000,000

Common Stock, Preferred Stock,
Debt Securities, Warrants and Units

_______________

We may offer from time to time in one or more offerings up to an aggregate of $200,000,000 of the common stock, preferred stock, debt securities, warrants or units described in this prospectus, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities, as identified in the applicable prospectus supplement.

This prospectus provides a general description of the securities we may offer. This prospectus will allow us to offer for sale securities over time. Each time we sell securities, we will provide specific terms of the securities offered in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 14 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ADMA.” On October 1, 2019, the last reported sale price of our common stock was $4.45 per share.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is October 15, 2019

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering.

This prospectus and any accompanying prospectus supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus includes our trademarks, trade names and service marks, such as “ASCENIV™,” “Nabi-HB®” and “BIVIGAM®,” which are protected under applicable intellectual property laws and are the property of ADMA Biologics, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Company,” “ADMA Biologics” and “ADMA” refer to ADMA Biologics, Inc., a Delaware corporation, and its subsidiaries: ADMA Plasma Biologics, Inc., a Delaware corporation (“ADMA Plasma”), ADMA Bio Centers Georgia Inc., a Delaware corporation (“ADMA BioCenters”), and ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA BioManufacturing”).

The Company

Our Business

ADMA Biologics, Inc. is a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention and treatment of certain infectious diseases. Our targeted patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disorder or who may be immune-suppressed for medical reasons.

We currently have three products with United States Food and Drug Administration (the “FDA”) approvals: Nabi-HB (Hepatitis B Immune Globulin, Human), which is currently marketed and commercially available and is indicated for the treatment of acute exposure to blood containing Hepatitis B surface antigen (“HBsAg”), and other listed exposures to Hepatitis B; ASCENIV (Immune Globulin Intravenous, Human – slra 10% Liquid), previously referred to as RI-002, an Intravenous Immune Globulin (“IVIG”) product for the treatment of Primary Humoral Immunodeficiency Disease (“PIDD” or “PI”), for which we received FDA approval on April 1, 2019 and anticipate having this product available for commercial launch in the second half of 2019; and BIVIGAM (Immune Globulin Intravenous, Human), for which we submitted a Prior Approval Supplement (the “PAS”) to the FDA to amend the approved Biologics License Application (“BLA”) to allow for the commercial re-launch of the product, which is indicated for the treatment of primary humoral immunodeficiency. The PAS was approved on May 9, 2019, and the commercial relaunch and first commercial sales of BIVIGAM were announced in August 2019. The raw material plasma we collect and procure to manufacture ASCENIV™ using our proprietary microneutralization assay contains plasma from donors with high titers to Respiratory Syncytical Virus. This plasma amounts to less than ten percent of the total donor collections from each center. We seek to develop a pipeline of plasma-derived therapeutics, including a product based on our most recently approved patent application under U.S. Patent No. 10,259,865 related to methods of treatment and prevention of S. pneumonia infection for an immunoglobulin manufactured to contain standardized antibodies to numerous serotypes of S. pneumonia. Our products and product candidates are intended to be used by physician specialists focused on caring for immune-compromised patients with or at risk for certain infectious diseases.

Corporate Information

ADMA Biologics, Inc. was founded on June 24, 2004 as a New Jersey corporation and re-incorporated in Delaware on July 16, 2007. We operate through our wholly-owned subsidiaries ADMA BioManufacturing, ADMA Plasma Biologics and ADMA BioCenters. ADMA BioManufacturing was formed in January 2017 to facilitate the acquisition (the “Biotest Transaction”) of certain assets of the Therapy Business Unit of Biotest Pharmaceuticals Corporation (“BPC” and, together with Biotest AG, “Biotest”). ADMA BioCenters is the Company’s source plasma collection business, which operates in the United States. Each operational biocenter, once approved, will have a license with the FDA and may obtain additional certifications from other regulatory agencies such as the German Health Authority and the Korean Ministry of Food and Drug Safety. ADMA BioCenters supplies ADMA with a portion of its raw material plasma for the manufacture of its products and product candidates.

We maintain our headquarters at 465 State Route 17, Ramsey, NJ 07446. Our telephone number is (201) 478-5552. Our Florida campus is located at 5800 Park of Commerce Boulevard, Northwest, Boca Raton, FL 33487. Our Florida telephone number is (561) 989-5800. We maintain a website at www.admabiologics.com. The information on, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement or related free writing prospectus.

Risk Factors

Investing in our securities involves risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Special Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements only provide our current expectations or forecasts of future events and financial performance and may be identified by the use of such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “predicts” or the negative thereof, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time for which our existing resources will enable us to fund our operations.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page 4 of this prospectus, and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. Our actual results could differ materially from those contained in the forward-looking statements due to the factors described in the section entitled “Risk Factors” beginning on page 4 of this prospectus; in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K; and in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Quarterly Report on Form 10-Q. In addition, many important factors may affect our ability to achieve our plans and objectives and to successfully develop and commercialize our products and product candidates. Our results may be affected by our ability to manage our financial resources, as well as difficulties or delays in developing manufacturing processes for our products and product candidates, preclinical and toxicology testing and regulatory developments. Delays in clinical programs, whether caused by competitive developments, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect our financial position and prospects. Prior clinical trial program designs and results are not necessarily indicative of future clinical trial designs or results. If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will not be able to market them. We may not be able to successfully manage the balance of our research and development operations with our planned commercialization activities. We may not be able to enter into any strategic partnership agreements. Operating expenses and cash flow projections involve a high degree of uncertainty, including variances in future spending rates due to changes in corporate priorities, the timing and outcomes of clinical trials, competitive developments and the impact on expenditures and available capital from licensing and strategic collaboration opportunities. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs and delay or abandon actual or potential commercialization efforts. We may not ever have any products that generate significant revenue. There can be no assurance that the forward-looking statements included in this document will prove to be accurate.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statements and we undertake no obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may otherwise be required by the federal securities laws.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, capital expenditures at the facility in Boca Raton, Florida, procurement of raw material plasma, hiring of commercial staff, ongoing improvement and enhancements to our quality systems Current Good Manufacturing Practice operations, to fund expansion of plasma centers, and other business opportunities.

We believe it is prudent to have an effective shelf registration statement on file with the SEC to preserve flexibility to raise capital if and when needed. We have no specific plans to raise money at the time of the filing of this registration statement.

Description of the Securities We May Offer

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time, in one or more primary offerings, our common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $200,000,000.

This prospectus may not be used by us to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in the applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. Such description may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”).

General

The total number of shares of capital stock that the Company has authority to issue is 160,000,000, divided into two classes consisting of (i) 150,000,000 shares of voting common stock, $0.0001 par value per share and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share. All references to “common stock” in this prospectus refer to our voting common stock.

As of October 1, 2019, 59,317,806 shares of common stock were issued and outstanding and an additional 7,810,065 shares were issuable upon exercise of outstanding options and warrants. Of the 7,810,065 shares of common stock issuable upon exercise of outstanding options and warrants, 4,503,184 shares are issuable to officers and directors and principal stockholders of the Company, 1,168,721 shares are issuable to other employees of and third-party consultants to the Company and 2,138,160 shares are issuable to current and former noteholders of the Company.

As of October 1, 2019, no shares of preferred stock were issued and outstanding.

Common Stock

Voting

The holders of common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The holders of a majority of the outstanding shares of common stock constitute a quorum at a meeting of stockholders for the transaction of any business. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action is authorized by a majority of the votes cast, except where the Delaware General Corporation Law (“DGCL”) prescribes a different percentage of votes and/or a different exercise of voting power.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, dividends may be declared and paid on the common stock out of funds legally available therefor at such times and in such amounts as the Company’s board of directors (the “Board”), in its discretion, shall determine.

Distributions upon Dissolution, Liquidation or Winding Up

Upon a liquidation, dissolution or windup of the Company, subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the common stock shall be entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them. The holders of common stock do not have cumulative or preemptive rights.

Preferred Stock

No shares of preferred stock are currently outstanding, and the Company has no current plans to issue preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of the Company’s stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock the Board is required to make a determination as to whether the issuance is in the best interests of the Company’s stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium for their stock over prevailing market prices of such stock. The Board does not presently intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Warrants

On February 11, 2019 (the “Perceptive Closing Date”), we and all of our subsidiaries entered into a Credit Agreement and Guaranty (the “Perceptive Credit Agreement”) with Perceptive Credit Holdings II, LP, as the lender and administrative agent (“Perceptive”). The Perceptive Credit Agreement provides for a senior secured term loan facility in a principal amount of up to $72.5 million (the “Perceptive Credit Facility”), comprised of (i) a term loan made on the Perceptive Closing Date in the principal amount of $45.0 million, as evidenced by our issuance of a promissory note (the “Perceptive Tranche I Note”) in favor of Perceptive on the Perceptive Closing Date (the “Perceptive Tranche I Loan”), and (ii) an additional term loan in the principal amount of up to $27.5 million, but no less than $10.0 million (the “Perceptive Tranche II Loan” and, together with the Perceptive Tranche I Loan, the “Initial Perceptive Loans”), which Perceptive Tranche II Loan was subject to the satisfaction of certain conditions. The Perceptive Credit Facility has a maturity date of March 1, 2022 (the “Perceptive Maturity Date”), subject to acceleration pursuant to the Perceptive Credit Agreement, including upon an Event of Default (as defined in the Perceptive Credit Agreement). As consideration for the Perceptive Credit Agreement, we issued to Perceptive a warrant to purchase 1,360,000 shares of our common stock (the “Perceptive Warrant”) on the Perceptive Closing Date. The Perceptive Warrant has an exercise price equal to $3.28 per share, which is equal to the trailing 10-day volume weighted average price (“VWAP”) of our common stock on the business day immediately prior to the Perceptive Closing Date multiplied by 1.15. The Perceptive Warrant was valued by us at $2.7 million as of the Perceptive Closing Date, and has an expiration date of February 11, 2029.

On October 10, 2017, the Company entered into the Credit Agreement with Marathon Healthcare Finance Fund, L.P. (“Marathon”) which provides for a senior secured term loan facility in an aggregate amount of up to $40.0 million, comprised of (i) a term loan in the principal amount of $30.0 million (the “Tranche One Loan”) and (ii) an additional term loan to be made in the maximum principal amount not to exceed $10.0 million (the “Tranche Two Loan”), which Tranche Two Loan availability is subject to the satisfaction of certain conditions. As consideration for the Credit Agreement, the Company issued warrants to purchase an aggregate of 339,301 shares of the Company’s common stock to Marathon and certain of its affiliates (the “Tranche One Warrants”). The Tranche One Warrants have (i) an exercise price equal to $3.09, which is the trailing 10-day volume weighted-average price of the Company’s common stock prior to October 10, 2017, and (ii) an expiration date of October 10, 2024. In the event that the Tranche Two Loan is issued to the Company, the Company shall issue an additional warrant to Marathon (the “Tranche Two Warrant”) to purchase such number of shares of common stock equal to 3.5% of the Tranche Two Loan, which shall have an exercise price equal to the trailing 10-day volume weighted-average price of the common stock prior to the issuance date of the Tranche Two Warrant and an expiration date equal to the seven year anniversary of the issuance of the Tranche Two Warrant.

In May 2016, the Company issued to Oxford Finance, LLC (“Oxford”) warrants to purchase an aggregate of up to 24,800 shares of the Company’s common stock at an exercise price equal to $6.37 per share. The warrants became exercisable on May 13, 2016 for cash or by net exercise and will expire seven years after their issuance on May 13, 2023. In connection with a Loan and Security Agreement executed between the Company and Oxford (the “LSA”), on June 19, 2015, the Company issued to Oxford a seven year warrant, expiring on June 19, 2022, to purchase 74,309 shares of common stock at an exercise price of $8.51 per share.

In connection with the Company’s prior loan facility with Hercules Technology Growth Capital, Inc. (“Hercules”), on December 21, 2012, the Company issued to Hercules a warrant to purchase 31,750 shares of common stock with an exercise price of $7.56, subject to customary anti-dilution adjustments. The Company also issued to Hercules a warrant to purchase 23,200 and 34,800 shares of common stock of the Company in February and December 2014, respectively, with an exercise price of $7.50 per share. The warrant expires after 10 years and has piggyback registration rights with respect to the shares of common stock underlying the warrant.

Registration Rights

At the closing of the Biotest Transaction, the Company entered into a registration rights agreement with BPC, pursuant to which BPC, or its transferee, and/or its affiliate(s) have, among other things, certain registration rights under the Securities Act with respect to its shares of the Company’s common stock, subject to certain transfer restrictions. In July 2018, BPC agreed to transfer its remaining shares of common stock to The Biotest Divestiture Trust (the “Biotest Trust”). In connection with the transfer of shares, the Biotest Trust has agreed to be bound by all obligations of, and will have all of the remaining rights of BPC under the aforementioned registration rights agreement.

Indemnification of Directors and Officers

The Company’s directors and officers are indemnified as provided by the DGCL, the Company’s Certificate of Incorporation, and the Company’s Bylaws. The Company has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company’s directors, officers, or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court’s decision.

We are party to indemnification agreements with each of our directors and officers. These agreements require us to, among other things, indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by applicable laws. These indemnification provisions and the indemnification agreements are sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. The Company also maintains director and officer liability insurance.

Delaware Anti-Takeover Law

The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of the Company’s stock.

Staggered Board; Removal of Directors; Certificate of Incorporation

The Company’s Certificate of Incorporation divides the Company’s Board into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of the Company’s stockholders, with the other classes continuing for the remainder of their respective three year terms. Except as the DGCL may otherwise require, any newly created directorships or vacancies on the Board may be filled only by the Board, but subject to the rights of holders of any series of preferred stock.

The Company’s Certificate of Incorporation provides that (i) all stockholder actions must be effected at a duly called meeting of the stockholders and (ii) stockholders may not adopt actions by written consent without a meeting.

The combination of these provisions will make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing members of the Board. Since the Board has the power to retain and discharge the officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede any attempt to effect a change of control of the Company.

Transfer Agent

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York, serves as the transfer agent and registrar for the Company’s stock.

Description of Debt Securities

We may issue from time to time, in one or more offerings, senior or subordinated debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that securities covered by this prospectus are offered, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The terms of such “at the market offerings” will be set forth in the applicable prospectus supplement. We may engage an agent to act as a sales agent in such “at the market offerings” on a best efforts basis using commercially reasonable efforts consistent with normal trading and sales practices, on mutually agreed terms between such agent and us. We will name any agent involved in such “at the market offerings” of securities and will list commissions payable by us to these agents in the applicable prospectus supplement.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

Where You Can Find More Information

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Many of our SEC filings are available to the public from the SEC’s website: www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact us at the following address or telephone number: ADMA Biologics, Inc. 465 Route 17, Ramsey, New Jersey 07446, Attention: Brian Lenz, Executive Vice President and Chief Financial Officer, (201) 478-5552. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

You may also obtain reports, statements or other information that we file with the SEC by accessing our website at www.admabiologics.com, under the Investors tab, SEC Filings. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 13, 2019;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019, and for the quarter ended June 30, 2019, filed on August 8, 2019;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2019, January 7, 2019, January 29, 2019, February 12, 2019, February 25, 2019, March 4, 2019, March 18, 2019, April 2, 2019, April 3, 2019, April 17, 2019, May 3, 2019, May 10, 2019, May 15, 2019, May 17, 2019, May 21, 2019, May 29, 2019, June 5, 2019 (as amended on June 12, 2019), June 6, 2019, July 8, 2019, August 22, 2019, August 23, 2019, September 5, 2019, September 23, 2019, and October 3, 2019 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of common stock set forth in or Registration Statement on Form 8-A12B filed with the SEC on November 5, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into the prospectus. Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as well as the effectiveness of the Company’s internal control over financial reporting have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which report on their audit of the consolidated financial statements includes an explanatory paragraph on the Company’s ability to continue as a going concern. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Up to $35,412,500

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

The date of this prospectus supplement is February 3, 2021